SUBSIDIARIES
                         OF THE HARCOURT COMPANIES, INC.



                                       State of             Doing Business
Name of Subsidiary                  Incorporation           Under the Name
------------------                  -------------           --------------
The Harcourt Pen Factory, Inc.      Nevada                  Harcourt Pen
19104 S. Norwalk Boulevard
Artesia, California 90701

                                                                   Exhibit 21.01
                                      167